Orion Announces Preliminary FY26 Revenue of $86M and Approximately $2M Adjusted EBITDA;

Reiterates Expectations for Increased Growth and Profitability in FY 2027

Company to Host Q4 and Full Fiscal Year 2026 Investor Call Thursday, June 4, at 10 a.m. ET

Manitowoc, WI – May 19, 2026 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today announced preliminary unaudited expectations for Fiscal Year 2026 of $86 million in revenue and adjusted EBITDA of at least $2 million.

The Company also reiterated expectations for Fiscal Year 2027, which began April 1, of between $95 million and $97 million in revenue and positive adjusted EBITDA.

Orion said that its performance expectations continue to improve because of continuing growth in its backlog, which totaled $30 million on March 31, 2026; and ongoing increases in orders by enterprise customers; successful cost-structure improvements; and Orion’s gains in its marketplace.

“We are demonstrably on a profitable growth path,” said CEO Sally Washlow, who arrived at Orion about 13 months ago. “Our six consecutive quarters of positive adjusted EBITDA are testimony to disciplined cost containment, our robust proprietary supply chain and organic growth from existing and new enterprise customers.”

Ms. Washlow particularly cited expansion of deployments within existing large customers in the automotive, retail and public sectors, whether in deployments of LED lighting, maintenance, electrical Infrastructure or EV charging infrastructure. Orion’s recently awarded project in Battery Energy Storage Systems and Electrical Contracting are also contributing to the Company’s growth, Ms. Washlow said.

Orion is providing adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking adjusted EBITDA non-GAAP guidance to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, the amounts of which, based on historical experience, could be significant. For additional information regarding Orion’s non-GAAP measure, see the related explanation presented under “Non-GAAP Measures.”

Orion also announced that it will host a conference call and webcast to review its fiscal 2026 full fiscal year and fourth quarter results on Thursday, June 4, 2026, at 10:00 a.m. ET. Orion will release its results prior to the market’s opening that morning.

Webcast and Call Details

Date / Time: Thursday, June 4, at 10:00 a.m. ET

Live Call Registration: https://register-conf.media-server.com/register/BI83b6ae45a1654d28babfa53b6617f6cc

Live call participants must pre-register using the URL above to receive the dial-in information. Anyone can re-register if they lose the dial-in or PIN #.

Webcast & Replay: https://edge.media-server.com/mmc/p/zmyzetzn

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe, and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our sustainability and governance priorities, goals and progress here, or visit our website at www.orionlighting.com.

Non-GAAP Measures

Orion uses adjusted EBITDA, a non-GAAP measure, to supplement the financial measures prepared in accordance with United States (U.S.) generally accepted accounting principles (“GAAP”). Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted for stock-based compensation, acquisition related costs, deferred financing costs, restructuring and severance costs, asset impairment and, earnout expenses) is not prepared in accordance with U.S. GAAP. Orion has provided guidance for this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period, and allow better comparisons of operating performance to its competitors. Among other things, management uses this non-GAAP measure to evaluate the performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurement is intended only as a supplement to the financial measures prepared in accordance with GAAP, and investors should consider this non-GAAP measurement in addition to, and not in substitution for or as superior to, the measurement of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement

Certain matters discussed in this press release, are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including the Company’s expectations for future revenue and adjusted EBITDA. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals, including business relationships with government customers, are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected including, but not limited to, the risks described in our filings with the Securities and Exchange Commission.

Shareholders, potential investors and other readers are urged to consider risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website. Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Engage with Us

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StockTwits: @OESX_IR

Investor Relations Contacts
Per Brodin, CFO	Robert Ferri
Orion Energy Systems, Inc.	Robert Ferri Partners
pbrodin@oesx.com	(415) 575-1589 or ir@oesx.com